Exhibit 99.1

NEWS RELEASE

FOR RELEASE: IMMEDIATELY

GATX CORPORATION TO PRESENT AT PIPER JAFFRAY FINANCIAL SERVICES CONFERENCE

     CHICAGO, March 11 - GATX Corporation (NYSE:GMT) today announced that Brian A. Kenney, President and James F. Earl, Executive Vice President – Rail, will present at the Piper Jaffray Financial Services Conference in New York on Wednesday, March 16, 2005. The presentation will include an overview of GATX’s operations.

     GATX’s presentation will begin at 1:15 p.m. Eastern Standard Time and will conclude at 1:50 p.m. Eastern Standard Time. To listen to a live webcast of the presentation, please access the appropriate link at www.gatx.com at least 15 minutes prior to the start time. A replay of the presentation will also be archived and available on the site.

     The accompanying slides for the presentation will be available prior to the start of the presentation at www.gatx.com or by calling the GATX Investor Relations Department.

COMPANY DESCRIPTION

     GATX Corporation (NYSE: GMT) is a specialized leasing company combining asset knowledge and services, structuring expertise, partnering, and capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar, locomotive, and aircraft operating leasing.

FOR FURTHER INFORMATION CONTACT:

Rhonda S. Johnson
Director, Investor Relations
GATX Corporation
312-621-6262

     Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.